Exhibit 99.5

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of reorganization and stock offering (the “reorganization”), First Bank Richmond will reorganize from the mutual holding company form of organization to the stock form of organization. As part of the reorganization, Richmond Mutual Bancorporation, Inc., a newly formed Maryland corporation that will become the holding company for First Bank Richmond, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the offering and the reorganization.

To further our commitment to the communities in our market areas, we intend to establish a new charitable foundation, First Bank Richmond, Inc. Community Foundation, as part of the reorganization. We intend to contribute a total of $6.25 million to the charitable foundation, consisting of $1.25 million of cash and $5.0 million (500,000 shares) of common stock. The purpose of the charitable foundation is to provide financial support to charitable organizations in our market areas and to enable the communities that we serve to share in our long-term growth. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the reorganization, we must receive the approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE REORGANIZATION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at First Bank Richmond. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card.

Our board of directors urges you to vote “FOR” both proposals.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at First Bank Richmond. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services from the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible First Bank Richmond customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to First Bank Richmond’s office located at 20 North 9th Street, Richmond, Indiana. Hand delivered Stock Order Forms will only be accepted at this location. Stock Order Forms and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on June 11, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a First Bank Richmond customer.

Sincerely,

Garry D. Kleer

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency

Questions?

Call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Richmond Mutual Bancorporation, Inc., a newly formed Maryland corporation that will become the holding company of First Bank Richmond, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of reorganization and stock offering (the “reorganization”) that provides for the reorganization of First Bank Richmond from the mutual holding company form of organization to the stock form of organization. As part of the reorganization, we intend to establish a new charitable foundation, First Bank Richmond, Inc. Community Foundation, to further our commitment to the communities in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Our records indicate that you were a depositor of First Bank Richmond at the close of business on December 31, 2017 or March 31, 2019, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to First Bank Richmond’s office located at 20 North 9th Street, Richmond, Indiana. Hand delivered Stock Order Forms will only be accepted at this location. Stock Order Forms and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on June 11, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Richmond Mutual Bancorporation, Inc. shareholder.

Sincerely,

Garry D. Kleer

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Richmond Mutual Bancorporation, Inc., a newly formed Maryland corporation that will become the holding company of First Bank Richmond, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of reorganization and stock offering (the “reorganization”) that provides for the reorganization of First Bank Richmond from the mutual holding company form of organization to the stock form of organization. As part of the reorganization, we intend to establish a new charitable foundation, First Bank Richmond, Inc. Community Foundation, to further our commitment to the communities in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Richmond Mutual Bancorporation, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand- delivery to First Bank Richmond’s office located at 20 North 9th Street, Richmond, Indiana. Hand delivered Stock Order Forms will only be accepted at this location. Stock Order Forms and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on June 11, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Richmond Mutual Bancorporation, Inc. shareholder.

Sincerely,

Garry D. Kleer

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company, has been retained by Richmond Mutual Bancorporation, Inc. as selling agent in connection with the offering of Richmond Mutual Bancorporation, Inc. common stock.

At the request of Richmond Mutual Bancorporation, Inc., we are enclosing materials regarding the offering of shares of Richmond Mutual Bancorporation, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

PROXY CARD CONTROL NUMBER Please vote by marking one of the boxes as shown. 1. The approval of the plan of reorganization and stock offering pursuant to which the Bank will reorganize from the mutual holding company form of organization to the stock form of organization. As part of the reorganization, Richmond Mutual Bancorporation, Inc., a newly formed Maryland corporation will become the holding company for the Bank and will offer shares of common stock for sale in a public stock offering; and FOR • AGAINST • 2. The approval of the establishment of First Bank Richmond, Inc. Community Foundation and the contribution to the charitable foundation of a total of $6.25 million, consisting of $1.25 million of cash and $5.0 million (500,000 shares) of Richmond Mutual Bancorporation, Inc. common stock. FOR • AGAINST • Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of First Mutual of Richmond, Inc. at said meeting of the member’s decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt from First Mutual of Richmond, Inc., before the execution of this proxy, of both notice of the Special Meeting of Members and a proxy statement for the Special Meeting dated May 6, 2019. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY TELEPHONE OR INTERNET. Signature:____________________________________________________________________________Date:____________________, 2019 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. FOLD AND DETACH THE PROXY CARD HERE YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING IS EQUIVALENT TO VOTING “AGAINST” BOTH PROPOSALS. PLEASE VOTE ALL THE PROXY CARDS RECEIVED. Internet and telephone voting are quick and simple ways to vote, and is available through 11:59 P.M., Eastern Time, on June 18, 2019 VOTE BY TELEPHONE (Toll-free) VOTE BY INTERNET VOTE BY MAIL 1-(866) 437-4667 OR WWW.MYPROXYVOTECOUNTS.COM OR Use a touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided. If you vote by Internet you do NOT need to return your Proxy Card by mail.

REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST MUTUAL OF RICHMOND, INC. FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE 19, 2019 The undersigned member of First Mutual of Richmond, Inc., depositors and certain borrowers of First Bank Richmond, (the “Bank”), hereby appoints the full board of directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the Special Meeting of Members to be held at the Financial Center of the Bank located at 31 North 9th Street, Richmond, Indiana, on June 19, 2019 at 11:00 a.m., Eastern Time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows: (1) The approval of the First Bank Richmond plan of reorganization and stock offering (the “reorganization”) from a mutual holding company form of organization to the stock form of organization. As part of the reorganization, Richmond Mutual Bancorporation, Inc., a newly formed Maryland corporation that will become the holding company for First Bank Richmond, is offering shares of common stock for sale to depositors and certain borrowers of the Bank and others, including the contribution of $1.25 million of cash and $5.0 million (500,000 shares) of common stock; (2) The establishment of First Bank Richmond, Inc. Community Foundation (the “Charitable Foundation”), a non-stock, nonprofit Indiana corporation that will be dedicated to charitable purposes within the communities in which the Bank conducts its business, and the contribution to the Charitable Foundation of $1.25 million of cash and $5.0 million (500,000 shares) of common stock in connection with the reorganization; and such other business as may properly come before the special meeting of members or any adjournment thereof. Management is not aware of any such other business. VOTING FOR APPROVAL OF THE PLAN OF REORGANIZATION AND STOCK OFFERING WILL ALSO INCLUDE APPROVAL OF THE ARTICLES OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY FOR THE BANK (INCLUDING THE ANTI-TAKOVER LIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS). AS A RESULT OF THE REORGANIZATION, MEMBERS WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME SHAREHOLDERS OF RICHMOND MUTUAL BANCORPORATION, INC., THE BANK’S NEW HOLDING COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING THE ADJOURNMENT OF THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. (CONTINUED ON REVERSE SIDE) FOLD AND DETACH THE PROXY CARD HERE YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF BOTH PROPOSALS. Your “FOR” Vote is Very Important! NOT VOTING IS EQUIVALENT TO VOTING AGAINST THE PROPOSALS. PLEASE VOTE ALL THE PROXY CARDS RECEIVED. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF RICHMOND MUTUAL BANCORPORATION, INC. COMMON STOCK IN THE OFFERING.

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE
VOTING ACCOUNT YOU MAY RECEIVE
MULTIPLE PACKAGES. PLEASE OPEN EACH
PACKAGE AND VOTE ALL THE PROXY CARDS
THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(844) 265-9680, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through
Friday, except bank holidays.

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other government agency.

PF

Questions and Answers

About Our Plan of Reorganization and

Stock Offering

This pamphlet answers questions about our reorganization and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE REORGANIZATION

Our board of directors has determined that the reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the reorganization?

A.	Under our plan of reorganization and stock offering (the “reorganization”), First Bank Richmond will reorganize from the mutual holding company form of organization to the stock form of organization, including the sale of shares of Richmond Mutual Bancorporation, Inc. common stock. Upon completion of the reorganization, 100% of the common stock of Richmond Mutual Bancorporation, Inc. will be owned by shareholders, and Richmond Mutual Bancorporation, Inc. will own First Bank Richmond.

Q.	What is the First Bank Richmond, Inc. Community Foundation (“Charitable Foundation”) and why is it being funded through the reorganization?

A.	In connection with the reorganization, we will establish, subject to member approval, a new charitable foundation, as a non-stock, nonprofit Indiana corporation. We intend to contribute a total of $6.25 million to the Charitable Foundation, consisting of $1.25 million of cash and $5.0 million (500,000 shares) of our common stock. The Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Q.	Will the Charitable Foundation be established and funded if the reorganization is not approved and completed?

A.	No. The Charitable Foundation will only be established and funded if both the reorganization and the Charitable Foundation are approved by our members. However, if we receive all other approvals, we will be permitted to complete the reorganization without the Charitable Foundation, if the establishment and funding of the Charitable Foundation is not approved by our members.

Q.	What are the reasons for the reorganization and offering?

A.	Our primary reasons for reorganizing and raising additional capital through the offering are to: enhance our capital base to support continued growth on a prudent basis; offer our customers, employees and directors an equity ownership interest in Richmond Mutual Bancorporation, Inc.; support our local communities through establishing and funding a charitable foundation; and facilitate mergers and acquisitions, if available, on a prudent basis.

Q.	Is First Bank Richmond considered “well-capitalized” for regulatory purposes?

A.	Yes. As of December 31, 2018, First Bank Richmond was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in First Bank Richmond’s day-to-day activities as a result of the reorganization and offering?

A.	No. It will be business as usual. The reorganization is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the reorganization. First Bank Richmond will continue to operate as an independent commercial bank.

Q.	Will the reorganization and offering affect customers’ deposit accounts or loans?

A.	No. The reorganization will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of reorganization and stock offering and the establishment and funding of the Charitable Foundation are also subject to approval by our eligible members.

Q.	Why should I vote “FOR” the reorganization and “FOR” the establishment and funding of the Charitable Foundation?

A.	Your vote “For” both proposals is extremely important to us. Each eligible member as of May 1, 2019 should have received a package including a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the reorganization and the Charitable Foundation, neither of which can be implemented without member approval.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Our board of directors believes that reorganizing to this form of ownership will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” both proposals.

Without sufficient favorable votes, we cannot complete the plan of reorganization and stock offering.

Q.	How do I vote?

A.	Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING ‘‘AGAINST’’ BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.	Depositors at the close of business on May 1, 2019 are entitled to one vote for each $100 or fraction thereof on deposit. Also, each borrower as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019 is entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit and/or applicable loan account on May 1, 2019, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Richmond Mutual Bancorporation, Inc. is offering for sale between 8,372,500 and 11,327,500 shares of common stock (subject to increase to 13,026,625 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our plan of reorganization and stock offering, non-transferable rights to subscribe for shares of Richmond Mutual Bancorporation, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of First Bank Richmond with aggregate balances of at least $50 at the close of business on December 31, 2017;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of First Bank Richmond with aggregate balances of at least $50 at the close of business on March 31, 2019; and

Priority #4 — Depositors of First Bank Richmond at the close of business on May 1, 2019 and borrowers of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Wayne, Fayette, Henry, Randolph, Shelby and Union counties, Indiana and Darke, Franklin, Miami, Preble and Shelby counties, Ohio.

Shares not purchased in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the address indicated on the Stock Order Form, or by hand-delivery to First Bank Richmond’s office located at 20 North 9th Street, Richmond, Indiana. Hand delivered Stock Order Forms will only be accepted at this location. Stock order forms may not be delivered to any other First Bank Richmond office.

Please do not mail Stock Order Forms to First Bank Richmond.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) prior to 2:00 p.m., Eastern Time, on June 11, 2019. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, made payable to Richmond Mutual Bancorporation, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. First Bank Richmond line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your First Bank Richmond deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at First Bank Richmond may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.24% from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your First Bank Richmond deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made upon completion of the reorganization.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or group of individuals exercising subscription rights through a single qualifying account held jointly is 30,000 shares ($300,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Reorganization and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my First Bank Richmond individual retirement account (“IRA”) to purchase shares?

A.	You may use funds currently held in retirement accounts with First Bank Richmond. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at First Bank Richmond or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 11, 2019 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held or moved.

Q.	May I use a loan from First Bank Richmond to pay for shares?

A.	No. First Bank Richmond, by regulation, may not extend a loan for the purchase of Richmond Mutual Bancorporation, Inc. common stock during the offering. Similarly, you may not use existing First Bank Richmond line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond July 26, 2019, or the number of shares of common stock to be sold is increased to more than 13,026,625 shares or decreased to less than 8,372,500 shares.

Q.	Are directors and executive officers of First Bank Richmond planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 225,100 shares ($2,251,000) which represents 2.5% of the shares of common stock to be issued in the offering at the minimum of the offering range, including shares contributed to the Charitable Foundation.

Q.	Will the stock be insured?

A.	No. Like any common stock, Richmond Mutual Bancorporation, Inc.’s stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Following completion of the reorganization, our board of directors will have the authority to declare dividends on our shares of common stock. We currently intend to pay quarterly cash dividends but have not determined the amount or when payment would start. The payment and amount of dividends would depend upon a number of factors, including: regulatory capital requirements; our financial condition and results of operations; other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions.

Q.	How will the shares of Richmond Mutual Bancorporation, Inc. trade?

A.	Upon completion of the reorganization, Richmond Mutual Bancorporation, Inc.’s shares will be traded on the Nasdaq Capital Market under the symbol “RMBI”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Richmond Mutual Bancorporation, Inc. shares in the future.

Q.	If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.	All shares of Richmond Mutual Bancorporation, Inc. common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(844) 265-9680, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION

AND STOCK OFFERING AND “AGAINST” THE

ESTABLISHMENT AND FUNDING

OF THE CHARITABLE FOUNDATION.

In order to implement the Plan of Reorganization and Stock
Offering and the charitable foundation we must obtain the
approval of our voting members.

Please disregard this notice if you have already voted. If you are unsure whether you voted, vote the enclosed replacement Proxy Card.
Your vote will not be counted twice!

If you receive more than one of these reminder mailings, please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the Plan of Reorganization and Stock Offering
and the charitable foundation will not affect your deposit accounts or loans at First Bank Richmond. Deposit accounts will continue to be insured by the
FDIC, up to the maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(844) 265-9680, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG3

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED
PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE
VOTE THE ENCLOSED REPLACEMENT PROXY
CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF REORGANIZATION AND STOCK
OFFERING AND “AGAINST” THE ESTABLISHMENT AND
FUNDING OF THE CHARITABLE FOUNDATION.

Your board of directors urges you to vote “FOR” both proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF
COMMON STOCK DURING THE OFFERING, NOR DOES IT AFFECT
YOUR FIRST BANK RICHMOND DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE

ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING
“FOR” THE PLAN OF REORGANIZATION AND STOCK OFFERING
AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE
CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK DURING THE OFFERING.

THE REORGANIZATION WILL CHANGE OUR FORM OF CORPORATE
STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF,
MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS AT FIRST
BANK RICHMOND. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED
TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE
INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings, please vote each

Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Richmond Mutual Bancorporation, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Richmond Mutual Bancorporation, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of reorganization and stock offering, as well as other conditions and limitations described in the Richmond Mutual Bancorporation, Inc. Prospectus dated May 6, 2019. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

1.	Depositors of First Bank Richmond with aggregate balances of at least $50 at the close of business on December 31, 2017;
2.	First Bank Richmond’s tax-qualified employee benefit plans;
3.	Depositors of First Bank Richmond with aggregate balances of at least $50 at the close of business on March 31, 2019;
4.	Depositors of First Bank Richmond at the close of business on May 1, 2019 and borrowers of First Bank Richmond as of October 16, 1997 whose borrowings remained outstanding at the close of business on May 1, 2019.

Community Offering

5.	Residents of Wayne, Fayette, Henry, Randolph, Shelby and Union counties, Indiana and Darke, Franklin, Miami, Preble and Shelby counties, Ohio; and
6.	General Public.

Thank you for your order,

RICHMOND MUTUAL BANCORPORATION, INC.

STOCK INFORMATION CENTER

1-(844) 265-9680.

FINAL REMINDER PROXYGRAM (if needed)

[First Bank Richmond Letterhead]

(Depending on vote status and number of days until the special meeting of members, this may be mailed. It can be personalized, or it can be a short, non-personalized version printed on a postcard. Proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of reorganization and stock offering and the establishment and funding of the charitable foundation.

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” BOTH PROPOSALS.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of The Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

________________________

1-  (  )   ____ - ____ (toll-free)

DAYS/HOURS:

Monday  -  Friday

____ a.m. to ____ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Garry D. Kleer

Chairman, President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by First Bank Richmond and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our
plan of reorganization and stock offering (the “reorganization”) and the establishment and funding of the charitable foundation.

✓	The reorganization will not result in changes to our staff or your account relationships with First Bank Richmond.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors recommends that you join them in voting

“FOR” both proposals.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center will be closed on bank holidays.

{First Bank Richmond Logo}

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

JUNE 11, 2019

We are conducting an offering of shares of our common stock

UP TO 11,327,500 SHARES OF

COMMON STOCK

(subject to increase to 13,026,625 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON JUNE 11, 2019

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center will be closed on bank holidays.

{Richmond Mutual Bancorporation, Inc. Logo}

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call _____________, our
Independent Voting Agent, at 1-(___) -___-____
(toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF REORGANIZATION AND STOCK
OFFERING AND “foR” THE ESTABLISHMENT AND FUNDING
OF THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” BOTH PROPOSALS.

THANK YOU!

{First Bank Richmond Logo}

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s plan of reorganization and stock offering and the establishment and funding of the charitable foundation. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(844) 265-9680, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

{First Bank Richmond Logo}

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible customers as of May 1, 2019 were mailed a Proxy Card(s) and other materials requesting them to cast votes regarding our plan of reorganization and stock offering and the establishment and funding of the charitable foundation.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” both proposals as recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(844) 265-9680, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible customers as of May 1, 2019 were mailed Proxy Card(s) and other materials requesting them to cast votes for our plan of reorganization and stock offering and the establishment and funding of the charitable foundation. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS - (Optional)

(This automatic dial message, meant to encourage eligible customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Garry Kleer, Chairman, President and CEO of First Bank Richmond calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our stock offering and related materials which requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of First Bank Richmond.”

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials.)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a First Bank Richmond customer on May 1, 2019, you recently were sent a large white envelope containing proxy materials requesting your vote on two proposals:

•	The approval of First Bank Richmond’s plan of reorganization and stock offering;

•	The establishment and funding of the charitable foundation.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the proposals. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" BOTH PROPOSALS.

Do you have questions?

Please call our Information Center, toll-free, at 1-(844) 265-9680, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

We appreciate your participation.

{First Bank Richmond LOGO}

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

RICHMOND MUTUAL BANCORPORATION, INC. [LOGO]

Proposed Holding Company for First Bank Richmond

UP TO 11,327,500 SHARES OF

COMMON STOCK

(subject to increase to 13,026,625 shares)

$10.00 Per Share

Purchase Price

Richmond Mutual Bancorporation, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Richmond Mutual Bancorporation, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern Time, on June 11, 2019.

To receive a Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(844) 265-9680,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.